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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                         JURISDICTION OF INCORPORATION
MKS International, Inc.                            Massachusetts
MKS Instruments France S.A.                        France
MKS Instruments Canada Ltd.                        Canada
MKS Instruments, U.K. Limited                      United Kingdom
MKS East, Inc.                                     Massachusetts
MKS Japan, Inc.                                    Japan
MKS Korea Co., Ltd.                                Korea
ASTeX GmbH                                         Germany
Telvac Engineering Limited                         United Kingdom
Spectra Sensortech, Ltd.                           United Kingdom
Applied Science and Technology, Inc.               Delaware
MKS MSC, Inc.                                      Massachusetts
ASTeX Realty Corporation                           Massachusetts
MKS (Bermuda) Ltd.                                 Bermuda
MKS Luxembourg S.A.R.L.                            Luxembourg
MKS Germany Holding GmbH                           Germany
MKS Instruments Deutschland GmbH                   Germany
ASTeX Applied Science and Technology, GmbH         Germany
ENI Technology, Inc.                               Delaware
MKS Instruments (Asia) Ltd.                        Bermuda
MKS Instruments (Hong Kong) Ltd.                   Hong Kong
MKS Instruments (China) Company Ltd.               China
MKS Taiwan Technology Ltd.                         Taiwan
M.K.S. Tenta Products Ltd.                         Israel
MKS Denmark APS                                    Denmark
Tega Systems Ltd.                                  Israel
MKS Instruments (Shanghai) Ltd                     China